CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Smith Barney Principal Return Fund - Security and Growth Fund (the "Registrant"), each certify to the best of his or her knowledge that:

        1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Smith Barney Principal Return Fund - Security and Growth Fund /s/ R. Jay Gerken R. Jay Gerken Date: February 7, 2005	Chief Financial Officer Smith Barney Principal Return Fund - Security and Growth Fund /s/ Kaprel Ozsolak Kaprel Ozsolak Date: February 7, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Form N-CSR with the Commission.